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                                                                  Exhibit 10(ii)








                              SUPERIOR TELECOM INC.

                           DEFERRED CASH ACCOUNT PLAN


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                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
ARTICLE  I.       PURPOSE....................................................................1

ARTICLE  II.      DEFINITIONS................................................................1

ARTICLE  III.     ADMINISTRATION.............................................................4

ARTICLE  IV.      ELECTIONS..................................................................5

ARTICLE  V.       ESTABLISHMENT OF DEFERRED CASH ACCOUNT.....................................7

ARTICLE  VI.      ADDITIONS TO DEFERRED CASH ACCOUNT.........................................7

ARTICLE  VII.     COMMENCEMENT OF BENEFITS...................................................8

ARTICLE  VIII.    FORFEITURE.................................................................9

ARTICLE  IX.      CLAIMS PROCEDURE...........................................................9

ARTICLE  X.       NON-ALIENATION OF BENEFITS................................................10

ARTICLE  XI.      CHANGE IN CONTROL PROVISIONS..............................................10

ARTICLE XII.      TERMINATION OR AMENDMENT OF THE PLAN......................................11

ARTICLE XIII.  UNFUNDED PLAN................................................................12

ARTICLE XIV.   GENERAL PROVISIONS...........................................................12



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                              SUPERIOR TELECOM INC.
                           DEFERRED CASH ACCOUNT PLAN

                                    ARTICLE I

                                     PURPOSE

        The purpose of the Plan is to provide a select group of management and highly compensated employees of the Employer with the opportunity to (i) defer the receipt of all or a portion of his or her Salary and (ii) defer the receipt of all or a portion of his or her Bonus in accordance with the terms and conditions set forth herein.

                                  ARTICLE II

                                  DEFINITIONS

        For purposes of the Plan, the following terms shall have the following meanings:

        II.1  "AFFILIATE" shall mean each of the following: (i) any Subsidiary;
(ii) any Parent; (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (iv) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an "Affiliate" by resolution of the Committee.

        II.2 "BENEFICIARY" shall mean the individual designated by the Participant, on a form acceptable by the Committee, to receive benefits payable under the Plan in the event of the Participant's death. If no Beneficiary is designated, the Participant's Beneficiary shall be his or her spouse, or if the Participant is not married, the Participant's estate. Upon the acceptance by the Committee of a new Beneficiary designation, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary designation filed by the Participant and accepted by the Committee prior to his or her death.

        II.3  "BOARD" shall mean the Board of Directors of the Company.

        II.4 "BONUS" shall mean a Participant's performance bonus or any other bonus (whether or not discretionary) paid by the Employer to the Participant in cash and that is designated by the Committee as eligible for deferral under the Plan..

        II.5 "CAUSE" shall mean with respect to a Participant's Termination of Employment, a Participant's fraud, embezzlement or commission of a crime with regard to the Employer or its assets or a Participant's breach of any noncompetition or nonsolicitation provision or breach of confidentiality, to the extent set forth in a written agreement between the Participant and the Company. The Committee shall have sole discretion in determining whether Cause exists, and its determination shall be final, binding and conclusive.

        II.6  "CHANGE IN CONTROL" shall have the meaning set forth in Section
11.2.


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        II.7  "CODE" shall mean the Internal Revenue Code of 1986, as amended.
Any reference to any section of the Code shall also be a reference to any successor provision.

        II.8 "COMMITTEE" shall mean the Stock Option Committee of the Board or such other committee designated by the Board.

        II.9 "COMMON STOCK" shall mean common stock, $.01 par value per share, of the Company.

        II.10 "COMPANY" shall mean Superior TeleCom Inc. or any successor corporation by merger, consolidation or transfer of assets substantially as a whole.

        II.11 "DEFERRAL PERIOD" shall mean the earlier of: (i) the period of deferral selected by the Participant for the period described in Section 4.1(b), as may be extended pursuant to Section 4.1(c) or (ii) the period beginning on the effective date of a deferral election and ending on a Participant's Termination of Employment.

        II.12 "DEFERRED BONUS" shall mean the Bonus deferred by a Participant under Section 4.1(a)(ii) hereof.

        II.13 "DEFERRED CASH ACCOUNT" shall mean the account to which a Participant's book entry contributions made pursuant to Article IV hereof shall be credited.

        II.14 "DEFERRED SALARY" shall mean the amount of Salary deferred by a Participant under Section 4.1(a)(i) hereof.

        II.15 "DISABILITY" shall mean any disability as determined under the Employer's long term disability policies, provided that the Participant is entitled to and is receiving long term disability benefits under such policies.

        II.16 "EARNINGS" shall mean, for any Plan Year, earnings on amounts in the Deferred Cash Account computed in accordance with Article VI hereof.

        II.17 "EFFECTIVE DATE" shall mean June 1, 1999.

        II.18 "ELIGIBLE EMPLOYEE" shall mean an Employee who is a member of a select group of management or highly compensated employees and who is designated by the Committee, in its sole discretion, as an Eligible Employee. Any Eligible Employee shall continue to be eligible to participate in the Plan until he or she ceases to be an Eligible Employee, whether by reason of his or her Termination of Employment or by reason of the Committee's determination in its sole discretion that he or she should no longer be designated as an Eligible Employee.

        II.19 "EMPLOYEE" shall mean any person employed by the Employer excluding any "leased employee," as defined in Section 414(n) of the Code, any independent contractor or agent.

        II.20 "EMPLOYER" shall mean the Company and any Affiliate.

        II.21 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        II.22 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        II.23 "PARENT" shall mean any parent corporation of the Company within the meaning of Section 424(e) of the Code.

        II.24 "PARTICIPANT" shall mean any Eligible Employee who: (i) elects to defer his or her Salary or Bonus in accordance with the terms hereunder; and
(ii) has a balance in his or her Deferred Cash Account under the Plan. A Participant shall cease to be permitted to defer his or her Salary or Bonus with regard to a Plan Year if he or she is not, or ceases to be, an Eligible Employee with regard to the Plan.

        II.25 "PLAN" shall mean the Superior TeleCom Inc. Deferred Cash Account Plan.

        II.26 "PLAN YEAR" shall mean the calendar year, except that the first Plan Year shall be the short Plan Year commencing on the Effective Date and ending on December 31, 1999.

        II.27 "SALARY" shall mean a Participant's base monthly cash compensation rate for services paid by the Employer to the Participant. Salary shall not include commissions, bonuses, overtime pay, incentive compensation, benefits paid under any qualified plan, any group medical, dental or other welfare benefit plan, noncash compensation, fringe benefits (cash and noncash), reimbursements or other expense allowances or any other additional compensation and shall not include amounts reduced pursuant to a Participant's salary reduction agreement under Section 125 or Section 401(k) of the Code (if any) or a nonqualified elective deferred compensation arrangement or any other deductions for premium payments or offsets with regard to any health or welfare plan to the extent that in each such case the reduction is to base cash compensation.

        II.28 "SALARY REDUCTION AGREEMENT" shall mean an agreement entered into between a Participant and the Employer or a form executed by the Participant to authorize the Employer to reduce the Participant's Salary and/or Bonus and credit the amount of such reduction to the Plan. A Salary Reduction Agreement shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Employer or the Committee. A new Salary Reduction Agreement must be made for each Plan Year.

        II.29 "SUBSIDIARY" shall mean any corporation that is defined as a subsidiary corporation in Section 424(f) of the Code.

        II.30 "TERMINATION OF EMPLOYMENT" shall mean termination of employment as an Employee of the Employer for any reason whatsoever, including but not limited to death, retirement, resignation, Disability, dismissal (with or without Cause) or the cessation of an entity as an Affiliate.

                                   ARTICLE III


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                                 ADMINISTRATION

        III.1  THE COMMITTEE.  The Plan shall be administered by the Committee.

        III.2 DUTIES OF THE COMMITTEE. The Committee (or its delegate) shall have the exclusive right, power and authority to administer, apply and interpret the Plan and any other Plan documents and to decide any questions and settle all controversies and disputes that may arise in connection with the operation or administration of the Plan. Without limiting the generality of the foregoing, the Committee shall have the sole and absolute discretionary authority: (i) to take all actions and make all decisions with respect to the eligibility for, and the amount of, benefits payable under the Plan; (ii) to formulate, interpret and apply rules, regulations and policies necessary to administer the Plan in accordance with its terms; (iii) to decide questions, including legal or factual questions, relating to the calculation and payment of benefits under the Plan;
(iv) to resolve and/or clarify any ambiguities, inconsistencies and omissions arising under the Plan or other Plan documents; and (v) to process and approve or deny benefit claims and rule on any benefit exclusions. All determinations made by the Committee (or any delegate) with respect to any matter arising under the Plan and any other Plan documents including, without limitation, the interpretation and administration of the Plan shall be final, binding and conclusive on all parties.

        III.3 ADVISORS. The Company, the Board or the Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and the Committee may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred for the engagement of such counsel, consultant or agent shall be paid by the Company. The Committee may also rely on information, and consider recommendations, provided by the Board or the executive officers of the Company.

        III.4 ACTION BY MAJORITY. Decisions of the Committee shall be made by a majority of its members attending a meeting at which a quorum is present (which meeting may be held telephonically), or by written action in accordance with applicable law.

        III.5 LIABILITY OF COMMITTEE MEMBERS. No member of the Committee and no officer, director or employee of the Employer shall be liable for any action or inaction with respect to his or her functions under the Plan unless such action or inaction is adjudged to be due to fraud. Further, no such person shall be personally liable merely by virtue of any instrument executed by him or her or on his or her behalf in connection with the Plan.

        III.6 INDEMNIFICATION OF COMMITTEE MEMBERS. Each Employer shall indemnify, to the full extent permitted by law and its Certificate of Incorporation and By-laws (but only to the extent not covered by insurance) its officers and directors (and any employee involved in carrying out the functions of the Employer under the Plan) and each member of the Committee against any expenses, including amounts paid in settlement of a liability, which are reasonably incurred in connection with any legal action to which such person is a party by reason of his or her duties or responsibilities with respect to the Plan (other than as a Participant).

        III.7 SECURITIES LAW COMPLIANCE. The Committee shall impose such rules designed to facilitate compliance with Federal and state securities laws, including to the extent applicable, the limitations of Section 4(2) and Rule 701 under the Securities Act of 1933, as amended, and shall have the authority to suspend the Plan and take any action necessary, including revoking a Participant's salary deferral elections, prospectively and/or retroactively, to ensure that the Plan complies with Federal and state securities laws.

                                   ARTICLE IV

                                    ELECTIONS

        IV.1   ELECTIONS.

               (a) AMOUNT OF DEFERRAL. An Eligible Employee may elect on a Salary Reduction Agreement to defer the receipt of all or a portion (in whole percentages) of his or her: (i) Salary, subject to a minimum deferral of at least ten percent (10%) of his or her Salary; and (ii) Bonus, subject to a minimum deferral of at least fifteen percent (15%) of his or her Bonus. With respect to any discretionary Bonus, the Committee in its sole discretion may automatically defer all or a portion of any discretionary Bonus of an Eligible Employee without such Eligible Employee electing to defer such Bonus or consenting to such deferral (except that an Eligible Employee may be required to select the required length of the Deferral Period under Section 4.1(b) hereof).

               (b) LENGTH OF DEFERRAL. An Eligible Employee making an election pursuant to Section 4.1(a) hereof or, if so determined by the Committee, an Eligible Employee receiving an automatic deferred Bonus, shall also elect a Deferral Period of either two (2), three (3), five (5), ten (10) or fifteen (15) years, which Deferral Period shall begin on the January 1st of the Plan Year for which an election under Section 4.1(a)(i) applies or on the day on which a Deferred Bonus would otherwise have been paid. If an Eligible Employee makes an election under Section 4.1(a) but makes no election under Section 4.1(b), then the Deferral Period shall be two (2) years.

               (c) EXTENSION OF DEFERRAL PERIOD. Notwithstanding any election made pursuant to Section 4.1(b) above, a Participant may elect to extend any Deferral Period on a form prescribed by the Committee for either two (2), three
(3), five (5), ten (10) or fifteen (15) additional years, provided that any such election is made at least one (1) year prior to the expiration of the applicable Deferral Period. Each election to extend a Deferral Period shall be irrevocable.

        IV.2   TIMING AND MANNER OF ELECTION.

               (a) METHOD OF ELECTION FOR SALARY. Any election to defer payment of a Participant's Salary shall be made by the Participant in writing to the Committee on a Salary Reduction Agreement on or before the last day of the Plan Year preceding the Plan Year in which the Salary is earned. Any such election to defer payment of a Participant's Salary shall apply on a pro rata basis with respect to the entire amount of Salary earned in or for such Plan Year, whenever payable, or on such other basis as may be agreed to by the Committee; provided, however, that with respect to a Participant's Salary for the 1999 Plan Year, any election under Section 4.1(a) shall be made in writing at the time specified by the Committee but shall be on a prospective basis only. With respect to a Participant's Salary, any such election made by the last day of the preceding Plan Year shall become effective on the first day of the following Plan Year. An election with respect to a Participant's Salary under this Article IV is irrevocable and is valid only for the Plan Year commencing immediately following the date of the election or, in the case of an Employee who first becomes an Eligible Employee during a Plan Year, for such Plan Year. If a new election is not made with respect to any subsequent Plan Year under Section 4.1(a), Salary earned in such Plan Year shall not be deferred under the Plan.

               (b) METHOD OF ELECTION FOR BONUS. Any election to defer payment of a Participant's Bonus shall be made by the Participant in writing to the Committee on a form prescribed by the Committee on or before the first day of the second quarter of the Company's fiscal year to which the Bonus relates; provided, however, that with respect to a Participant's Bonus for the 1999 Plan Year, any election under Section 4.1(b) shall be made in writing at the time specified by the Committee. An election with respect to a Participant's Bonus under this Article IV is irrevocable and is valid only for the fiscal year of the Company with respect to which the election is made. If a new election is not made with respect to any subsequent fiscal year of the Company under Section 4.1(a), a Participant's Bonus earned in such fiscal year shall not be deferred under the Plan.

               (c) MID-YEAR PARTICIPATION. An individual who becomes an Eligible Employee after the date by which an election would otherwise be required to be made hereunder may elect to become a Participant (solely with respect to Salary and Bonus earned after the Salary Reduction Agreement is executed and delivered to the Employer pursuant to the procedures established by the Committee) within thirty (30) days after the individual becomes an Eligible Employee, by making an election, in writing, on a form prescribed by the Committee.

        IV.3 CHANGE IN STATUS. An election made pursuant to Section 4.1 by a Participant who ceases to be an Eligible Employee but who does not incur a Termination of Employment shall remain in effect and such Participant shall not be entitled to receive a distribution from the Plan solely as a result of such change in status.

                                    ARTICLE V

                     ESTABLISHMENT OF DEFERRED CASH ACCOUNT

        V.1 BOOK ENTRY OF DEFERRALS. Deferred Salary and Deferred Bonus shall be credited as a book entry to a Participant's Deferred Cash Account in the name of the Participant not later than the date such amount would otherwise be payable to the Participant.

        V.2 BOOK ENTRY EARNINGS. Earnings shall be credited to a Participant's Deferred Cash Account in accordance with the provisions of Article VI.

        V.3 VESTING. A Participant's Deferred Cash Account shall be fully vested at all times, including Earnings thereon.

                                   ARTICLE VI

                       ADDITIONS TO DEFERRED CASH ACCOUNT

        VI.1 MEASURING ALTERNATIVE. The measuring alternative used for the measurement of Earnings on the amounts in a Participant's Deferred Cash Account shall be selected by the Committee, unless the Committee decides in its sole discretion to allow each Participant to select in writing, on a form prescribed by the Committee, from among the various measuring alternatives offered by the Committee. In the event that various measuring alternatives are made available, each Participant may change the selection of his or her measuring alternative as of the beginning of any calendar quarter (or at such other times and in such manner as prescribed by the Committee, in its sole discretion), subject to such notice and other administrative procedures as may be established by the Committee. Notwithstanding anything herein to the contrary, in no event shall the measuring alternative be less than the prime rate of interest as reported in the Money Rates section of THE WALL STREET JOURNAL as of the first business day of each quarter within a Plan Year. Once a Participant defers amounts into such Participant's Deferred Cash Account, the measuring alternative described in the foregoing sentence may not be decreased with respect to amounts previously deferred into the Deferred Cash Account.

        VI.2 CREDITING OF EARNINGS. The Committee shall credit the Earnings computed under this Article VI to the balance in each Participant's Deferred Cash Account as of the last business day of each calendar quarter, or such other dates as are selected by the Committee, in its sole discretion, at a rate equal to the performance of the measuring alternative selected by the Committee for the calendar quarter (or such other applicable period) or, if the Committee allows each Participant to select from among various measuring alternatives, at a rate equal to the performance of the measuring alternative selected by the Participant for the calendar quarter (or such other applicable period) to which such selection relates.

        VI.3 RULES AND PROCEDURES. The Committee may, in its sole discretion, establish rules and procedures for the crediting of Earnings and the election of measuring alternatives pursuant to this Article VI.

                                   ARTICLE VII

                            COMMENCEMENT OF BENEFITS

        VII.1 TIME AND FORM OF PAYMENT. Except as otherwise provided in this
Article VII and Article XI, a Participant's Deferred Cash Account shall be paid to the Participant (or, in the case of the Participant's death, his or her Beneficiary) in a lump sum cash payment as soon as administratively practicable after the earlier of the following to occur: (i) a Participant's Termination of Employment; or (ii) the end of the applicable Deferral Period. A Participant shall not be entitled to, and the Employer shall not be obligated to pay to such Participant, the whole or any part of the amounts deferred under the Plan, except as provided in the Plan.

        VII.2  HARDSHIP DISTRIBUTIONS.

               (a) DISTRIBUTION ON ACCOUNT OF HARDSHIP. Upon the request of a Participant, the Committee, in its sole discretion, may approve an immediate lump sum cash distribution of the Deferred Cash Account to a Participant due to the Participant's Hardship.

               (b) HARDSHIP. For the purposes of this Section 7.2, a Participant shall experience a "Hardship" if, and only if, such Participant experiences an immediate and heavy financial need and the withdrawal is necessary to pay for expenses directly resulting from an "Unforeseeable Emergency." An Unforeseeable Emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances constituting an Unforeseeable Emergency shall depend upon the facts of each case, but, in any event, shall not be made to the extent that such Hardship is or may be relieved: (i) through liquidation or compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under a cash-or-deferred arrangement maintained by the Participant's current employer.

        In addition to the requirements set forth in clauses (i), (ii) and (iii) above, as a precondition to a Hardship, a Participant must have obtained all distributions, other than hardship distributions of salary reduction contributions under a cash-or-deferred arrangement maintained by any employer pursuant to plan qualified under Section 401(a) of the Code which contains a cash-or-deferred arrangement, currently available under all plans maintained by any employer.

               (c) SUBSTANTIATION. A Participant must provide documentation to the Committee reasonably substantiating his or her Hardship.

        VII.3 IN-SERVICE WITHDRAWALS. Upon thirty (30) days written notice to the Committee on a form provided by the Committee for such purpose, a Participant may withdraw all or a portion of his Deferred Cash Account (as decreased for the ten percent (10%) forfeiture provision) at any time while an Employee of the Employer; provided, however, that an amount equal to ten percent (10%) of the Participant's withdrawal pursuant to this Section 7.3 shall be forfeited.

        VII.4 BOOK ENTRY REDUCTIONS. The Company shall make a book entry to a Participant's Deferred Cash Account to reduce such Participant's Deferred Cash Account in the amount of any payment from such Participant's Deferred Cash Account.

                                  ARTICLE VIII

                                   FORFEITURE

        Notwithstanding any provision to the contrary hereunder, in the event that a Participant is terminated by the Employer for Cause, the Participant's Deferred Cash Account excluding any Earnings contributed thereto during the Deferral Period shall be paid to the Participant in a lump sum cash payment as soon as administratively practicable after such termination.

                                   ARTICLE IX

                                CLAIMS PROCEDURE

        Any claim by a Participant or Beneficiary ("Claimant") with respect to eligibility, participation, contributions, benefits or other aspects of the operation of the Plan shall be made in writing to the Committee or such other person designated by the Committee from time to time for such purpose. If the Committee believes that the claim should be denied, the Committee shall notify the Claimant in writing of the denial of the claim within ninety (90) days after receipt thereof (this period may be extended an additional ninety (90) days in special circumstances and, in such event, the Claimant shall be notified in writing of the extension). Such notice shall (i) set forth the specific reason or reasons for the denial making reference to the pertinent provisions of the Plan or of Plan documents on which the denial is based; (ii) describe any additional material or information necessary to perfect the claim, and explain why such material or information, if any, is necessary; and (iii) inform the Claimant of his or her right pursuant to this section to request review of the decision.

        A Claimant may appeal the denial of a claim by submitting a written request for review to the Committee, within sixty (60) days after the date on which such denial is received. Such period may be extended by the Committee for good cause shown. The claim will then be reviewed by the Committee. A Claimant or his or her duly authorized representative may discuss any issues relevant to the claim, may review pertinent documents and may submit issues and comments in writing. If the Committee deems it appropriate, it may hold a hearing as to a claim. If a hearing is held, the Claimant shall be entitled to be represented by counsel. The Committee shall decide whether or not to grant the claim within sixty (60) days after receipt of the request for review, but this period may be extended by the Committee for up to an additional sixty (60) days in special circumstances. Written notice of any such special circumstances shall be sent to the Claimant. Any claim not decided upon in the required time period shall be deemed denied. All interpretations, determinations and decisions of the Committee with respect to any claim shall be made in its sole discretion based on the Plan and other relevant documents and shall be final, conclusive and binding on all persons.

        The Committee may at any time alter the claims procedure set forth above, provided that the revised claims procedure complies with ERISA and the regulations issued thereunder.

                                    ARTICLE X

                           NON-ALIENATION OF BENEFITS

        A Participant's Deferred Cash Account shall not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.

                                   ARTICLE XI

                          CHANGE IN CONTROL PROVISIONS

        XI.1 BENEFITS. Upon a Change in Control of the Company, each Participant hereunder shall receive his or her entire Deferred Cash Account, from the Plan in a lump sum cash payment, as soon as administratively practicable following such Change in Control, but in no event later than five (5) days after the date of such Change in Control.

        XI.2 CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred:

               (a) upon any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company, as a group or individually by Steven S. Elbaum or The Alpine Group, Inc.), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities (including, without limitation, securities owned at the time of any increase in ownership);

               (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this section) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board.

               (c) upon the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

               (d) upon the stockholder's of the Company approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

                                   ARTICLE XII

                      TERMINATION OR AMENDMENT OF THE PLAN

        Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that no amendment or termination shall reduce or terminate the then benefit of any Participant or Beneficiary. Upon an amendment or suspension, the Company shall not be required to distribute a Participant's Deferred Cash Account prior to the end of the Deferral Period, but, in no event shall the measuring alternative be reduced with respect to amounts in a Participant's Deferred Cash Account. In the event of a suspension of the Plan, the Company may distribute a Participant's Deferred Cash Account prior to the end of the Deferral Period in a lump sum cash payment at the discretion of the Board or the Committee. In the event of a termination of the Plan, a Participant's Deferred Cash Account shall be distributed in a lump sum cash payment, as soon as administratively practicable following such termination.


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                                  ARTICLE XIII

                                  UNFUNDED PLAN

        The Plan shall not be construed to require the Employer to fund any of the benefits payable under the Plan or to set aside or earmark any monies or other assets specifically for payments under the Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation and any amounts payable hereunder shall be paid by the Employer out of its general assets. Participants and their designated Beneficiaries shall not have any interest in any specific asset of the Employer as a result of the Plan. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship amongst any Employer, the Committee, and the Participants, their designated Beneficiaries or any other person. Any funds which may be invested under the provisions of the Plan shall continue for all purposes to be part of the general funds of the applicable Employer and no person other than the applicable Employer shall by virtue of the provisions of the Plan have any interest in such funds. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the applicable Employer, nothing contained herein shall give any such Participant any rights that are greater than those of an unsecured general creditor of the applicable Employer. The Employer may, in its sole discretion, establish a "rabbi trust" to pay amounts payable hereunder. If the Employer decides to establish any advance accrued reserve on its books against the future expense of benefits payable hereunder, or if the Employer is required to fund a trust under the Plan, such reserve or trust shall not under any circumstances be deemed to be an asset of the Plan.

                                   ARTICLE XIV

                               GENERAL PROVISIONS

        XIV.1 WITHHOLDING OF TAXES. The Employer shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold Federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan. In lieu thereof, the Employer shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Employer to the Participant upon such terms and conditions as the Committee may prescribe.

        XIV.2 OTHER PLANS. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        XIV.3 OTHER BENEFITS. No payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Employer nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.


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


        XIV.4 NO RIGHT TO EMPLOYMENT. Neither the Plan nor the deferral of any amount hereunder shall impose any obligations on the Employer to retain any Participant as an Employee nor shall it impose on the part of any Participant any obligation to remain as an Employee of the Employer.

        XIV.5 COSTS. The Company shall bear all expenses included in administering the Plan.

        XIV.6 MINORS AND INCOMPETENTS. In the event that the Committee finds that a Participant is unable to care for his or her affairs because of illness or accident, then benefits payable hereunder, unless claim has been made therefor by a duly appointed guardian, committee, or other legal representative, may be paid in such manner as the Committee shall determine, and the application thereof shall be a complete discharge of all liability for any payments or benefits to which such Participant was or would have been otherwise entitled under the Plan. Any payments to a minor from the Plan may be paid by the Committee in its sole and absolute discretion (i) directly to such minor; (ii) to the legal or natural guardian of such minor; or (iii) to any other person, whether or not appointed guardian of the minor, who shall have the care and custody of such minor. The receipt by such individual shall be a complete discharge of all liability under the Plan therefor.

        XIV.7 ASSIGNMENT. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participants and their heirs, executors, administrators and legal representatives. In the event that the Company sells all or substantially all of the assets of its business and the acquiror of such assets assumes the obligations hereunder, the Company shall be released from any liability imposed herein and shall have no obligation to provide any benefits payable hereunder.

        XIV.8 TOP-HAT STATUS. The Plan is intended to constitute a "top-hat" pension plan under Sections 201(2) and 301(a)(3) of ERISA. To the extent necessary to comply with the top-hat requirements, the Committee may terminate an Eligible Employee as a Participant and may, in its sole discretion, distribute his or her Deferred Cash Account.

        XIV.9 GOVERNING LAW. Except to the extent preempted by ERISA or other Federal law, the Plan shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

        XIV.10 SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

        XIV.11 CONSTRUCTION. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.


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


        XIV.12 HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.











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